                                                                EXHIBIT 25.2






                                                              Board of Governors of the Federal Reserve System
                                                              OMB Number:  7100-0036
                                                              Federal Deposit Insurance Corporation
                                                              OMB Number:  3064-0052
                                                              Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council            OMB Number:  1557-0081
                                                              Expires March 31,1999

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                                                              Please Refer to Page i,                                 (1)
                                                              Table of Contents, for
[LOGO]                                                        the required disclosure
                                                              of estimated burden


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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH
DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100
MILLION  - -  FFIEC  034
                                                                                      (970331)
                                                                                      --------
REPORT AT THE CLOSE OF BUSINESS March 31,1997                                        (RCRI 9999)

This report is required by law:  12 U.S.C. Section 324         This report form is to be filed by banks with domestic
(State member banks); 12 U.S.C. Section 1817 (State            offices only.  Banks with branches and consolidated
nonmember banks); and 12 U.S.C. Section 161 (National          subsidiaries in U.S. territories and possessions, Edge or
banks).                                                        Agreement subsidiaries, foreign branches, consolidated
                                                               foreign subsidiaries, or International Banking Facilities
                                                               must file FFIEC 031.

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NOTE:  The Reports of Condition and Income must be signed by   The Reports of Condition and Income are to be prepared in
an authorized officer and the Report of Condition must be      accordance with Federal regulatory authority
attested to by not less than two directors (trustees) for      instructions.  NOTE:  these instructions may in some
State nonmember banks and three directors for State member     cases differ from generally accepted accounting
and National Banks.                                            principles.

I,      Alfred B. Childs, SVP & Cashier                        We, the undersigned directors (trustees), attest to the
    -----------------------------------
   Name and Title of  Officer Authorized to Sign Report        correctness of this Report of Condition (including the
                                                               supporting schedules) and declare that it has been
of the named bank do hereby declare that these Reports of      examined by us and to the best of our knowledge and
Condition and Income (including the supporting schedules)      belief has been prepared in conformance with the
have been prepared in conformance with the instructions        instructions issued by the appropriate Federal regulatory
issued by the appropriate Federal regulatory authority and     authority and is true and correct.
are true to the best of my knowledge and belief.
                                                               /s/     Stuart M. Pearman
                                                               -------------------------
/s/         Alfred B. Childs                                    Director (Trustee)
----------------------------
  Signature of Officer Authorized to Sign Report
                                                               /s/      J. T. Moore Jr.
                                                               ------------------------
  April 17,1997                                                 Director (Trustee)
---------------
 Date of Signature
                                                               /s/       Peter J. Denker
                                                               -------------------------
                                                                Director (Trustee)

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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS:  Return the original and one copy to      NATIONAL BANKS:  Return the original only in the special
the appropriate Federal Reserve District Bank.                return address envelope provided.  If express mail is used in lieu of the special return address envelope, return the
STATE NONMEMBER BANKS:  Return the original only in the       original only to the FDIC, c/o Quality Data Systems, 2127
special return address envelope provided.  If express mail    Espey Court, Suite 204, Crofton, MD  21114.
is used in lieu of the special return address envelope,
return the original only to the FDIC, c/o Quality Data
Systems, 2127 Espey Court, Suite 204, Crofton, MD  21114.

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FDIC Certificate Number ____________                                                                             12-31-96
                         (RCRI 9050)                          Banks should affix the address label in this space.

                                                              U. S. Trust Company of Texas, National Association
                                                              --------------------------------------------------
                                                              Legal Title of Bank (TEXT 9010)

                                                              2001 Ross Avenue, Suite 2700
                                                              ----------------------------
                                                              City (TEXT 9130)

                                                              Dallas, TX                                   75201
                                                              --------------------------------------------------
                                                              State Abbrev. (TEXT 9200)                  ZIP Code (TEXT 9220)


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.                 Call Date:          03/31/97      State #:   6797         FFIEC  034
2100 ROSS AVENUE, SUITE 2700                      Vendor ID:                 D       Cert #:   33217        Page RC-2
DALLAS, TX  75201                                 Transit #:          11101765
                                                                                                            ----------
                                                                                                                9
                                                                                                            ----------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31,1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                                     C100
                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.    Cash and balances due from depository institutions:                                            RCON
                                                                                                      ----
       a.  Noninterest-bearing balances and currency and coin (1,2)                                   0081      1,255  1.a
                                                                   -----------   ------    -------
       b.  Interest bearing balances (3)                                                              0071        629  1.b
                                        --------------------------------------   ------    -------
 2.    Securities:

       a.  Held-to-maturity securities (from Schedule RC-B, column A)                                 1754          0  2.a
                                                                     ---------   ------    -------
       b.  Available-for-sale securities (from Schedule RC-B, column D)                               1773    105,764  2 .b
                                                                       -------   ------    -------
 3.    Federal funds sold and securities purchased under agreements to resell:

       a.  Federal funds sold (4)                                                                     0276          0  3.a
                                 ---------------------------------------------   ------    -------
       b.  Securities purchased under agreements to resell (5)                                        0277          0  3.b
                                                              ----------------   ------    -------
 4.    Loans and lease financing receivables:                                      RCON
                                                                                   ----    -------
       a.  Loans and leases, net of unearned income (from Schedule RC-C)           2122     43,079                     4.a
                                                                        ------             -------
       b.  LESS:  Allowance for loan and lease losses                              3123        511                     4.b
                                                     -------------------------             -------
       c.  LESS:  Allocated transfer risk reserve                                  3128          0                     4.c
                                                 -----------------------------             -------
                                                                                                      RCON
       d.  Loans and leases, net of unearned income, allowance, and reserve                           ----
           (item 4.a minus 4.b and 4.c)                                                               2125     42,568  4.d
                                       ---------------------------------------   ------    -------
 5.    Trading assets                                                                                 3545          0  5.
                     ---------------------------------------------------------   ------    -------
 6.    Premises and fixed assets (including capitalized leases                                        2145        752  6.
                                                              ----------------   ------    -------
 7.    Other real estate owned (from Schedule RC-M)                                                   2150          0  7.
                                                   ---------------------------   ------    -------
 8.    Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                           2130          0  8.
                           ---------------------------------------------------   ------    -------
 9.    Customers' liability to this bank on acceptances outstanding                                   2155          0  9.
                                                                   -----------   ------    -------
10.    Intangible assets (from Schedule RC-M)                                                         2143          0 10.
                                             ---------------------------------   ------    -------
11.    Other assets (from Schedule RC-F)                                                              2160      1,933 11.
                                        --------------------------------------   ------    -------
12.    a.  Total assets (sum of items 1 through 11)                                                   2170    152,901 12.a
                                                   ---------------------------   ------    -------
       b.  Losses deferred pursuant to U.S.C. 1823(j)                                                 0306          0 12.b
                                                     -------------------------   ------    -------
       c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
             (sum of items 12.a and 12.b)                                                             0307    152,901 12.c
                                         -------------------------------------   ------    -------

(1)  Includes cash items in process of collection and unposed debits.
(2)  The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4)  Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in
     Schedule RC-C, part 1.
(5)  Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

U.S. TRUST COMPANY OF TEXAS, N.A.                 Call Date:          03/31/97      State #:   6797         FFIEC  034
2100 ROSS AVENUE, SUITE 2700                      Vendor ID:                 D       Cert #:   33217        Page RC-2
DALLAS, TX  75201                                 Transit #:          11101765
                                                                                                            ----------
                                                                                                                10
                                                                                                            ----------

SCHEDULE RC - CONTINUED
                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:                                                                                  RCON
                                                                                                  ----
       a.  In domestic offices (sum of totals of
           columns A and C from Schedule RC-E)                                 RCON               2200   124,978     13.a
                                              ------------------------------   ----
            (1)  Noninterest-bearing (1)                                       6631     19,997                       13.a.1
                                        ------------------------------------
            (2)  Interest-bearing                                              6636    104,981
                                 -------------------------------------------
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
             (1)  Noninterest-bearing
                                     ---------------------------------------
             (2)  Interest-bearing
                                  ------------------------------------------                      RCON
14.    Federal funds purchased and securities sold under agreements to                            ----
       repurchase:

       a.  Federal funds purchased (2)                                                            0278         0     14.a
                                      -------------------------------------- ------    -------
       b.  Securities sold under agreements to repurchase (3)                                     0279         0     14.b
                                                             --------------- ------    -------
15.    a.  Demand notes issued to the U.S. Treasury                                               2840         0     15.a
                                                   ------------------------- ------    -------
       b.  Trading liabilities                                                                    3548         0     15.b
                              ---------------------------------------------- ------    -------
16.    Other borrowed money:

       a.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS                                          2332     1,000     16.a
                                                        -------------------- ------    -------
       b.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR                                        2333     5,000     16.b
                                                          ------------------ ------    -------
17.    Mortgage indebtedness and obligations under capitalized
       leases                                                                                     2910         0     17.
             --------------------------------------------------------------- ------    -------
18.    Bank's liability on acceptances executed and outstanding                                  29200         0     18.
                                                               ------------- ------    -------
19.    Subordinated notes and debentures                                                          3200         0     19.
                                        ------------------------------------ ------    -------
20.    Other liabilities (from Schedule RC-G)                                                     2930     1,468     20.
                                             ------------------------------- ------    -------
21.    Total liabilities (sum of items 13 through 20)                                             2948   132,446     21.
                                                     ----------------------- ------    -------
22.    Limited-life preferred stock and related surplus                                           3282         0     22.
                                                       --------------------- ------    -------
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus                                               3838     7,000     23.
                                                   ------------------------- ------   ------
24.   Common stock                                                                                3230       500     24.
                  ---------------------------------------------------------- ------   ------
25.   Surplus (exclude all surplus related to preferred stock)                                    2829     8,384     25.
                                                              -------------- ------   ------
26.   a.  Undivided profits and capital reserves                                                  3632     4,711     26.a
                                                ---------------------------- ------   ------
      b.  Net unrealized holding gains (losses) on available-for-sale
          securities                                                                              8434     (140)     26.b
                    -------------------------------------------------------- ------   ------
27.   Cumulative foreign currency translation adjustments                                         3210
                                                         ------------------- ------   ------
28.   a.  Total equity capital (sum of items 23 through 27)                                       3210    20,455     28.a
                                                           ----------------- ------   ------
      b.  Losses deferred pursuant to 12 U.S.C. 1823)                                             0306         0     28.b
                                                     ----------------------- ------   ------
      c.  Total equity capital and losses deferred pursuant to 12 U.S.C.
          1823(j) (sum of items 28.a and 28.b)                                                    3559    20,455     28.c
                                              ------------------------------ ------   ------
29.   Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22,
      and 28.c)                                                                                   2257   152,901     29.
               ------------------------------------------------------------- ------   ------

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1.  Indicate in the box at the right the number of the statement below that best describes       RCON
     the most comprehensive level of auditing work performed for the bank by independent          ----
     external auditors as of any date during 1995                                                 6724         1      M.1
                                                 -------------------------------------------


1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank         authority)

2 = Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing          auditors
    standards by a certified public accounting firm which         6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but         external auditors
    not on the bank separately)                                   7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance        work)
    with generally accepted auditing standards by a certified     8 = No external audit work
    public accounting firm (may be required by state chartering authority)

(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Report "term federal funds purchased" in Schedule RC, item 16, 'Other borrowed money.'
(3)  Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, 'Federal funds purchased.'

[ARTICLE] 5

[PERIOD-TYPE]                    3-MOS                   YEAR                    YEAR                    YEAR
[FISCAL-YEAR-END]                          DEC-31-1997             DEC-31-1996             DEC-31-1995             DEC-31-1994
[PERIOD-END]                               MAR-31-1997             DEC-31-1996             DEC-31-1995             DEC-31-1994
[CASH]                                         278,571                 169,535               1,032,811                       0
[SECURITIES]                                         0                       0                       0                       0
[RECEIVABLES]                                  584,785                 333,287                 351,135                       0
[ALLOWANCES]                                         0                       0                       0                       0
[INVENTORY]                                     98,550                 115,825                  79,604                       0
[CURRENT-ASSETS]                                29,877                  29,309                  21,493                       0
[PP&E]                                      13,055,435              11,774,692               6,181,132                       0
[DEPRECIATION]                             (2,292,646)             (1,887,005)               (739,652)                       0
[TOTAL-ASSETS]                              12,921,676              11,522,788               8,049,786                       0
[CURRENT-LIABILITIES]                        3,602,219               1,875,733                 788,553                       0
[BONDS]                                      3,075,310               3,581,955                 210,500                       0
[PREFERRED-MANDATORY]                                0                       0                       0                       0
[PREFERRED]                                      5,748                   4,500                   4,500                       0
[COMMON]                                        28,324                  28,264                  28,264                       0
[OTHER-SE]                                   6,210,075               6,032,336               7,017,969                       0
[TOTAL-LIABILITY-AND-EQUITY]                12,921,676              11,522,788               8,049,786                       0
[SALES]                                        845,732               4,426,860               2,830,493                 783,670
[TOTAL-REVENUES]                               845,732               4,426,860               2,830,493                 783,670
[CGS]                                          459,780               2,034,828               1,251,527                 352,126
[TOTAL-COSTS]                                  459,780               2,034,828               1,251,527                 352,126
[OTHER-EXPENSES]                                     0                       0                       0                       0
[LOSS-PROVISION]                                     0                       0                       0                       0
[INTEREST-EXPENSE]                              85,302                 130,475                  76,929                  24,522
[INCOME-PRETAX]                              (592,179)               (990,432)               (688,482)               (721,913)
[INCOME-TAX]                                         0                       0                       0                       0
[INCOME-CONTINUING]                          (592,179)               (990,432)               (688,482)               (721,913)
[DISCONTINUED]                                       0                       0                       0                       0
[EXTRAORDINARY]                                      0                       0                       0                       0
[CHANGES]                                            0                       0                       0                       0
[NET-INCOME]                                 (592,179)               (990,432)               (688,482)               (721,913)
[EPS-PRIMARY]                                    (.21)                   (.35)                   (.26)                   (.28)
[EPS-DILUTED]                                    (.21)                   (.35)                   (.26)                   (.28)